UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2006

CIRCUS AND ELDORADO JOINT VENTURE SILVER LEGACY CAPITAL CORP.

(Exact names of registrants as specified in their charters)

Nevada Nevada	333-87202	88-0310787 71-0868362
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

407 North Virginia Street, Reno, Nevada 89501

(Address of principal executive offices, including ZIP code)

Registrant’s telephone number, including area code (800) 687-7733

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 2, 2006, Circus and Eldorado Joint Venture (the “Partnership”) and Bank of America, N.A., acting as Administrative Agent, with the consent of the lenders, executed an amendment (the “Amendment”) to the Partnership’s Second Amended and Restated Credit Agreement (the “Credit Facility”) dated as of March 5, 2002. The Amendment extends a previously granted waiver for any defaults under the Credit Facility’s financial covenants to cover the fiscal quarter ending March 31, 2006, and each subsequent fiscal quarter through and including December 31, 2006, provided that no additional credit is extended under the Credit Facility during such quarter. In addition, the Amendment provides that, as a condition precedent to any draw on the Credit Facility subsequent to March 31, 2006, the Partnership must be in compliance with the Credit Facility’s financial covenants as to the then most recent fiscal quarter in respect of which the Partnership is required to deliver financial statements pursuant to Section 6.1 of the Credit Facility.

The Amendment also waives for 2005 the covenant in Section 7.8 of the Credit Facility which limits capital expenditures to $10.0 million within a calendar year, which the Partnership exceeded for the year ended December 31, 2005. In addition, the Amendment raises the capital expenditure limit to $12.5 million for future calendar years.

There is no indebtedness currently outstanding under the Credit Facility and the Partnership does not anticipate utilizing its borrowing capacity under the Credit Facility during 2006.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

10	Amendment No. 3 to Second Amended and Restated Credit Agreement dated March 2, 2006 between Circus and Eldorado Joint Venture and Bank of America, N.A., and the related Consents of Lenders, dated February 24, 2006, February 28, 2006 and March 2, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 8, 2006

CIRCUS AND ELDORADO JOINT VENTURE

By:	/s/ Gary L. Carano
Gary L. Carano Chief Executive Officer

SILVER LEGACY CAPITAL CORP.

By:	/s/ Gary L. Carano
Gary L. Carano Chief Executive Officer